AGREEMENT OF SUBTENANT

         THIS AGREEMENT OF SUBTENANT (this "Agreement") is entered into as of the 16 day of January, 1996, and between UNUM Life Insurance Company of America, a Maine Corporation ("Landlord")and Preferred Telecom, Inc. ("Subtenant"), a Delaware Corporation Inc., a Texas Corp. d/b/a Felts, Mullens & Fuos

         WHEREAS, Landlord and Skeels, Mullens & Assoc., ("Tenant") have executed a Lease Agreement dated June 11, 1992* (the "Lease") whereby Landlord leased to Tenant and Tenant leased from Landlord certain space in the office building known as N. Central Plaza I located at 12655 N. Central Expwy., Dallas, Texas (such space, as more particularly described in the Lease, being the "Premises");


         WHEREAS, pursuant to that certain Sublease Agreement dated January 11, 1996, (the "Sublease") by and between Tenant and Subtenant, Tenant has agreed to sublease to Subtenant and Subtenant has agreed to sublease from Tenant that portion of the Premises described on Exhibit A attached hereto and made a part hereof ("the Sublease Premises");

         WHEREAS, pursuant to Section 11 of the Lease, Landlord has the right to consent to subtenants and to approve the form of subleases.

         WHEREAS, Landlord has agreed to consent to the Subtenant and the form of the Sublease on the condition that Subtenant execute this Agreement;

         NOW, THEREFORE, in consideration of Landlord's consent to the Subtenant and the Sublease, Subtenant hereby agrees as follows:

         1. Landlord shall not be bound by any term contained in the Sublease, except as expressly stated in paragraph 9 below.

         2. Landlord is not in privity of estate or contract with Subtenant.

         3. Subtenant is not a third party beneficiary of the Lease or the Consent of Sublease Agreement dated January 16, 1996, by and between Landlord and Tenant.

         4. Landlord and Landlord's agents have made no representations or warranties (express or implied) with respect to the Sublease Premises.

*First Modification and Ratification of Lease Agreement dated January 21, 1993, Second Modification and Ratification of Lease dated January 29, 1993, Third Modification and Ratification of Lease dated June 21, 1993, Fourth Modification and Ratification of Lease dated September 17, 1993 and Fifth Modification and Ratification of Lease dated January 13, 1995.

         5 Subtenant has received a copy of the Lease, and notwithstanding any provision in the Sublease, agrees to be bound by the terms and conditions of the Lease to the extent the same pertain to the Sublease Premises except with respect to rent (the amount and timing of payment of which shall be controlled by the Sublease) and the term of the Sublease, which shall be as stated in the Sublease, provided that in any event and notwithstanding any contrary provision of the Sublease, the term of the Sublease shall expire upon the expiration or earlier termination of the Lease.

         6.The Sublease shall not be modified or amended without the prior written consent of Landlord.

         7.Subtenant shall indemnify and hold harmless Landlord from and against any and all liability, damages, claims, costs, expenses and causes of action arising out of or relating to (a) Subtenant's use and/or occupancy of the


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Sublease  Premises  (b)  any  act or  omission  of  Subtenant  or the  partners, directors, officers agents, employees, invitees or contractors of Subtenant, and
(c) any injury, accident or damage occurring in or at the Sublease Premises.

         8. Subtenant will deliver to Landlord copies of all notices sent to or received from Tenant under or in connection with the Sublease.* Any such notice which Subtenant receives from or sends to Tenant shall be of no force or effect, unless a copy thereof is sent to Landlord at the same time sent by or to Subtenant.**

         9. In the event the Lease and/or the rights (including without limitation the right of occupancy of the Sublease Premises) and/or obligations of Tenant under the Lease are terminated for any reason, including without limitation in connection with default by or bankruptcy of Tenant (which shall include all persons or entities claiming by or through Tenant), Landlord may, at its sole option, consider the Lease to be thereafter a direct lease to Subtenant upon the terms and conditions contained in the Lease, except that the provisions of the Sublease shall govern (a) the timing and amount of the payment of rent and other sums by Subtenant and (b) the term of the Lease. In the event Landlord exercises such option. Landlord shall not be (a) liable for any act or omission of Tenant, (b) subject to any offsets of defenses which Subtenant may have against Tenant, (c) bound by any rent or additional rent which Subtenant may have paid for more than the current month to Tenant, or (d) bound by any amendment or modification of the Sublease made without its written consent.

         10. Subtenant understands that this Agreement is being delivered to Landlord to induce Landlord to accept the Subtenant and the Sublease.

* Likewise, Landlord will deliver to Subtenant copies of all notices sent to or received from Tenant under or in connection with the Sublease and/or Master Lease.

** A copy of all notifications and documentation required under Paragraph 11 of the Sublease Agreement shall also be timely sent to Landlord.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                      LANDLORD: UNUM Life Insurance Company
                         of America, a Maine Corporation



                          By:

                          Name:

                          Title:


                          SUBTENANT:  Preferred Telecom, Inc.


                          By:

                          Name:

                          Title: